                                                                    CONFIDENTIAL

     THIS AGREEMENT HAS CONFIDENTIAL PORTIONS OMITTED, WHICH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH
"[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]."




                              NONCOMPETITION AGREEMENT


     This Noncompetition Agreement (this "Agreement") is made as of March 7, 2000 by and among Sabre Holdings Corporation, a Delaware corporation ("Sabre Holdings"), Sabre Inc., a Delaware Corporation ("Sabre"), Travelocity.com Inc., a Delaware corporation ("Travelocity.com") and Travelocity.com LP, a Delaware limited partnership ("Travelocity.com LP", together with Travelocity.com, the "Company").

     WHEREAS, Travelocity.com is a party to the Agreement and Plan of Merger dated October 3, 1999 (the "Merger Agreement") by and among Travelocity.com, Sabre, Travelocity Holdings, Inc. and Preview Travel, Inc. ("Preview");

     WHEREAS, Preview is merging with and into Travelocity.com as of the date hereof pursuant to the Merger Agreement (the "Merger");

     WHEREAS, as a condition to the Merger, Sabre Holdings and Sabre agreed to enter into a noncompetition agreement on the terms described herein;

     WHEREAS, the Company will conduct the Travelocity Business (as defined below) after the Merger that Sabre formerly conducted through its Travelocity division; and

     WHEREAS, Sabre believes that in order to promote and protect the Travelocity Business (as defined below), it is in the best interests of Sabre Holdings, as the common parent of Sabre and the Company, to restrict, in certain respects, the ability of Sabre and other Sabre subsidiaries as provided herein to compete with the Travelocity Business.

     NOW THEREFORE, in exchange for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

     1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

     "COMPETE" means to engage in the Travelocity Business anywhere in the world.

     "CONTROL" means: (i) owning or having the right to acquire, directly or indirectly, at least 20% of the equity interests of any Person; and (ii) having effective control, by contract or otherwise, of the management, governance and activities of such Person.

     "GOVERNMENTAL AUTHORITY" means any (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "PERSON" means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, Governmental Authority or other entity.

     "TRAVELOCITY BUSINESS" means the offering of real time travel-related reservations, services and content directly to consumers through a travel-related Internet site generally available to all Internet users.

     2. NONCOMPETITION. Except as otherwise provided in Section 3, Sabre Holdings and Sabre each agrees for a period of two (2) years from the date hereof (the "Term") not to (a) Compete with the Travelocity Business or (b) Control a Person who Competes with the Travelocity Business.

     3. EXCEPTIONS. Notwithstanding Section 2 hereof, Sabre Holdings, Sabre or a Person Controlled by Sabre Holdings or Sabre may:

          (a) offer travel related reservations, services and content through and to travel agencies, corporations and travel suppliers, through which such entities enable consumers to book reservations via the Internet, such as through Sabre's "Web Reservations" business and "Business Travel Solutions" products;

          (b) offer Sabre's "Virtually There Online" product directly to consumers over the Internet, as long as such product does not enable air, car, hotel, tour or cruise bookings (other than through Travelocity.com or Travelocity.com LP); and

          (c) acquire Control of any Person which conducts a business that Competes with the Travelocity Business as long as Sabre Holdings or a Person Controlled by Sabre Holdings uses reasonable efforts to divest itself of the portion of such Person's business that Competes with the Travelocity Business within one (1) year of the time that Control of such Person was acquired, regardless of whether such one-year period extends beyond the Term.

     4. REPRESENTATIONS. Sabre Holdings and Sabre each agree and acknowledge that:

          (a) the enforcement of the noncompetition provisions of this Agreement would not be unduly burdensome;

          (b) the noncompetition covenants of this Agreement were negotiated as part of, in consideration of, and were considered an essential part of, the Merger Agreement and the other agreements relating to the separation of the Travelocity division's business from Sabre, and that the Company relied on those covenants in entering into those agreements; and

          (c) the restrictions regarding the scope of activities, duration, and geographic area that are part of this Agreement are reasonable and do not impose a greater restraint on it than is necessary to protect the goodwill and other business interests of the Company.

     5.   MISCELLANEOUS.

          (a) GOVERNING LAW. This Agreement will be governed by, and construed and interpreted under, the laws of Texas without regard to any conflicts of law rules.

          (b) ALTERNATIVE DISPUTE RESOLUTION. Any dispute will be resolved in accordance with the alternative dispute resolution procedures set forth in SCHEDULE A to this Agreement ("ADR Procedures"). Notwithstanding the foregoing, and subject to Section 5(c) below, this section shall in no way affect the right of any party to seek such interim relief, and only such relief as may be required to maintain the status quo in aid of the alternative dispute resolution procedures in any court of competent jurisdiction.

           (c) REMEDIES. If Sabre Holdings, Sabre or any Person Controlled by Sabre Holdings or Sabre breaches or threatens to commit a breach of any of the provisions of Section 2 hereof, the Company shall have the right and remedy to specific performance of this Agreement or an injunction issued by any court of competent jurisdiction restraining any breach or violation, or future or continued breach or violation, of this Agreement, it being acknowledged and agreed that any breach or threatened breach of this Agreement will cause irreparable injury to the Company and money damages will not provide an adequate remedy to the Company. The rights set forth in this
Section 5(c) shall be cumulative of, and not in lieu of, any other rights or remedies to which the Company may also be entitled including, but not limited to, the recovery of damages from Sabre Holdings. So long as Sabre owns fifty percent (50%) or more of the Travelocity.com LP's equity interests, specific enforcement shall be sought first in accordance with the ADR Procedures.

          (d) CHOICE OF FORUM. For any actions to enforce arbitral awards issued in accordance with SCHEDULE A to this Agreement or to enforce the parties' compliance with the ADR Procedures in SCHEDULE A to this Agreement, each party consents to the exclusive jurisdiction of the competent courts in Fort Worth, Texas, U.S.A. Each party irrevocably waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that such court is an inconvenient forum. Each party hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with Section 5(e). Nothing herein will affect the right to serve process in any other manner permitted by law.

          (e) NOTICES. Any notice or communication required or permitted to be given or made to a party under this Agreement must be typed in English and personally delivered to the office of the person identified below or delivered by registered mail with confirmed receipt (postage prepaid) or air courier or by telex, facsimile, cable, or telegram with confirmation copy dispatched simultaneously by registered mail (or airmail if overseas) with confirmed receipt (postage prepaid) to the following addresses:

          If to Sabre Holdings:

               Sabre Holdings Corporation
               MD 4204
               4255 Amon Carter Boulevard
               Fort Worth, Texas  76155
               URGENT ATTN:  General Counsel
               Telecopy:  817-967-1215

          If to Sabre:

               Sabre Inc.
               MD 4204
               4255 Amon Carter Boulevard
               Fort Worth, Texas  76155
               URGENT ATTN:  General Counsel
               TELECOPY:  817-967-1215

          IF TO COMPANY:

               TRAVELOCITY.COM LP
               4200 BUCKINGHAM BOULEVARD
               POST OFFICE BOX 1400
               FORT WORTH, TEXAS  76155
               ATTENTION:  General Counsel
               Telecopy:  817-963-8869

Notices delivered in the foregoing manner will be deemed effective on (i) the day received if delivered personally or sent by courier; (ii) the business day at the location of the recipient following the day received if sent by facsimile, cable, telex or diagram, or (iii) the fourteenth (14th) day following the date of dispatch by registered mail.

          (f) TITLES AND CAPTIONS. All article and section titles or captions in this Agreement are for convenience only. They will not be deemed part of this Agreement and in no way define, limit, extend, or describe the scope or intent of any of their provisions.

          (g) BINDING EFFECT; ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither party may assign this Agreement without the prior written consent of the other.

          (h) INTEGRATION. This Agreement and the attachments hereto constitute the entire agreement of the parties pertaining to their subject matter and supersede all prior agreements and understandings pertaining to that subject matter, and this Agreement may not be amended, supplemented, or rescinded, except in writing and signed by the authorized representatives of each of the parties.

          (i) WAIVER. A waiver of a breach or other non-performance of any covenant, duty, agreement, or condition of this Agreement will not be asserted against a party unless such waiver is in writing and signed by such party. Failure by any party to insist upon the strict performance of or to exercise any right or remedy consequent upon the breach of any covenant, duty, agreement, or condition of this Agreement will not constitute a waiver of that or any other failure to perform or breach of that or any other covenant, duty, agreement, or condition. No waiver of a breach of any provision of this Agreement by either party will constitute a waiver of any subsequent breach of the same or any other provision thereof;

          (j) MULTIPLE ORIGINALS. This Agreement may be executed in counterparts or multiple originals, all of which together will constitute one agreement binding on each party.

          (k) INVALIDITY OF PROVISIONS/BLUE PENCILING. If any provision of this Agreement is or becomes wholly or partly invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions will continue in force unaffected, and the parties will meet as soon as possible and negotiate in good faith upon a replacement provision that is legally valid and that as nearly as possible achieves the objectives of this Agreement and produces an equivalent economic effect. A replacement provision will apply as of the date that the replaced provision had become invalid, illegal, or unenforceable. If the parties cannot reach agreement after good faith negotiations, a party may invoke the ADR Procedures, and the arbitrators will have the authority to determine a replacement provision that is legally valid and that as nearly as possible achieves the objectives of this Agreement and produces an equivalent economic effect; PROVIDED, HOWEVER, that such determination may not materially increase the payment or performance obligations of either party. If any court or arbitration panel determines that any limitation regarding the scope of any activity restricted herein, or the duration and geographic area of the restrictions herein is unenforceable, then this Agreement shall not be invalidated, but shall be amended to the extent required to render it valid and enforceable.

     IN WITNESS WHEREOF, this Agreement is entered into as of the date and year first above written.

                              SABRE HOLDINGS CORPORATION


                              By:     /s/ Jeffrey M. Jackson
                                 ------------------------------------
                                   Name:  Jeffrey M. Jackson
                                   Title  Executive V.P., CFO and Treasurer


                              SABRE INC.


                              By:     /s/ Jeffrey M. Jackson
                                 ------------------------------------
                                   Name:  Jeffrey M. Jackson
                                   Title  Sr. V.P. and CFO


                              TRAVELOCITY.COM INC.


                              By:     /s/ Terrell B. Jones
                                 ------------------------------------
                                   Name:  Terrell B. Jones
                                   Title  President and CEO


                              TRAVELOCITY.COM LP


                              By:     /s/ Andrew B. Steinberg
                                 ------------------------------------
                                   Name:  Andrew B. Steinberg
                                   Title  Sr. V.P., General Counsel and
                                          Corporate Secretary of Travelocity
                                          Holdings, Inc., its General
                                          Partner

                     SCHEDULE A:  DISPUTE RESOLUTION PROCEDURES

1.   CERTAIN DEFINITIONS

This Section 1 sets forth certain definitions used in this Dispute Resolution Process. Other capitalized terms used but not defined here in have the meanings ascribed to them in the Agreement.

ARBITRATION RULES

The rules of the American Arbitration Association ("AAA") in effect on the date of the commencement of the arbitration.

QUALIFICATIONS
Having extensive knowledge or experience, or both, regarding information technology services, and fluent in English.

2.   DISPUTE RESOLUTION PROCEDURE.

     (a)  GENERAL PROCEDURE.

          The Parties shall resolve all Disputes in accordance with this procedure:

          (i) Disputes shall first be submitted to each Party's principal manager ("Account Manager") of the contract relationships between the Parties, as indicated in Section 3 of this Schedule.

          (ii) If a Dispute is not resolved by the Account Managers, then either Party may submit the Dispute to mediation as outlined in
                Section 4 of this Schedule.

          (iii) If a Dispute is not resolved by mediation, then either Party may submit the Dispute to binding arbitration in accordance with
                Section 5 of this Schedule.

          A referral under either Section 2(a)(ii) and/or 2(a)(iii) of this Schedule shall be made by written notice to the Account Managers. That notice shall be in a form mutually agreed to by the Account Managers or an electronic mail message and addressed to each Account Manager at his or her office address or electronic mail address; each notice shall be given and effective upon actual receipt.

3.   DISPUTE RESOLUTION.

The term "Dispute" means any dispute, claim or controversy of any kind arising under or in connection with this Agreement. If a Party believes that a Dispute has occurred, then it may notify the other Party of the existence of the Dispute. Immediately after receipt of such notice, the Account Managers of the Parties shall meet, and act in good faith, to attempt to resolve the Dispute.
If the Account Managers are not able to resolve the Dispute within [TEXT OMITTED
- CONFIDENTIAL TREATMENT REQUESTED] of notice of such Dispute, then either Party may submit the Dispute to mediation as outlined in Section 4 of this Schedule.

4.   MEDIATION.

The mediation of an unresolved Dispute shall be conducted in this manner:

     (a) Either Party may submit the Dispute to mediation by giving notice of mediation to the other Party. The Parties shall attempt to agree promptly after that notice is given upon and appoint a sole mediator who has the Qualifications.

     (b) If the Parties are unable to agree upon a mediator within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after the date the Dispute is submitted to mediation, either Party may request the Dallas, Texas office of the AAA to appoint a mediator who has the Qualifications. The mediator so appointed shall be deemed to have the Qualifications and to be accepted by the Parties.

     (c) The mediation shall be conducted in Dallas, Texas at a place and a time agreed by the Parties with the mediator, or if the Parties cannot agree, as designated by the mediator. The mediation shall be held within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after the mediator is appointed.

     (d) If either Party has substantial need for information from the other Party in order to prepare for the mediation, the Parties shall attempt to agree on procedures for the formal exchange of information; if the Parties cannot agree, the mediator's determination shall be effective.

     (e) Each Party shall be represented in the mediation by a natural person with authority to settle the Dispute on behalf of that Party and, if desired by that Party, by counsel for that Party. The Parties' representatives in the mediation shall continue with the mediation as long as the mediator requests.

     (f) Unless otherwise agreed by the Parties, each Party shall pay one-half of the mediator's fees and expenses and shall bear all of its own
          expenses in connection with the mediation.   Neither Party may employ
          or use the mediator as a witness, consultant, expert, or counsel regarding the Dispute or any related matters.

5.   ARBITRATION.

The arbitration of an unresolved Dispute shall be conducted in this manner:

     (a) Either Party may begin arbitration by filing a demand for arbitration in accordance with the Arbitration Rules. The Parties shall attempt to agree upon and appoint a panel of three (3) arbitrators promptly after that demand is filed. Each of those arbitrators must have the Qualifications unless otherwise agreed by both Parties.

     (b) If the Parties are unable to agree upon any or all of the arbitrators within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after the demand for arbitration was filed (and do not agree to an extension of that ten-day period), then each Party shall designate one arbitrator with Qualifications and the AAA shall designate a third, if possible, with Qualifications; nevertheless, such arbitrator so appointed shall be deemed to have the Qualifications and to be accepted by the Parties as part of the panel.

     (c) The arbitration shall be conducted in Dallas, Texas at a place and a time agreed by the Parties with the panel, or if the Parties cannot agree, as designated by the panel. The panel may, however, call and conduct hearings and meetings at such other places as the Parties may agree or as the panel may, on the motion of one Party, determine to be necessary to obtain significant testimony or evidence.

     (d) The Parties shall attempt to agree upon the scope and nature of any discovery for the arbitration. If the Parties do not agree, the panel may authorize any and all forms of discovery, including depositions, interrogatories, and document production, upon a showing of particularized need that the requested discovery is likely to lead to material evidence needed to resolve the Dispute and is not excessive in scope, timing, or cost.

     (e) The arbitration shall be subject to the Federal Arbitration Act and conducted in accordance with the Arbitration Rules to the extent they do not conflict with this Section 5. The Parties and the panel may, however, agree to vary the provisions of this Section 5 or the matters otherwise governed by the Arbitration Rules.

     (f)  The panel has no power to:

          (i) rule upon or grant any extension, renewal, or continuance of the Agreement;

          (ii) award remedies or relief either expressly prohibited by the Agreement or under circumstances not permitted by the Agreement; or

          (iii) grant provisional or temporary injunctive relief before rendering the final decision or award.

     (g) Unless the Parties otherwise agree, all Disputes regarding or related to the same topic or event that are subject to arbitration at one time shall be consolidated in a single arbitration proceeding.

     (h) A Party or other person involved in an arbitration under this Section 5 may join in that arbitration any person other than a Party if:

          (i) the person to be joined agrees to resolve the particular dispute or controversy in accordance with this Section 5 and the other provisions of this Schedule applicable to arbitration; and

          (ii) the panel determines, upon application of the person seeking joinder, that the joinder of that other person will promote the efficiency, expedition, and consistency of the result of the arbitration and will not unfairly prejudice any other Party to the arbitration.

     (i) The arbitration hearing shall be held within [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] after the appointment of the panel. Upon request of either Party, the panel shall arrange for a transcribed record of the arbitration hearing, to be made available to both Parties.

     (j)  The panel's final decision or award shall be made within [TEXT OMITTED
          - CONFIDENTIAL TREATMENT REQUESTED] after the hearing. That final decision or award shall be made by unanimous or majority vote or consent of the arbitrators constituting the panel, shall be deemed issued at the place of arbitration and shall be made in U.S. dollars. The panel shall issue a reasoned written final decision or award based on the Agreement and Texas law; the panel may not act according to equity and conscience or as an amicable compounder or apply the law merchant.

     (k)  The panel's final decision or award may include:

          (i) recovery of general damages to the extent permitted by the Agreement (but not consequential, exemplary or punitive damages); or

          (ii) injunctive relief in response to any actual or threatened breach of the Agreement or any other actual or threatened action or omission of a Party under or in connection with the Agreement.

     (l) The panel's final decision or award shall be final and binding upon the Parties, and judgment upon that decision or award may be entered in any court having jurisdiction over either or both of the Parties or their respective assets. The Parties specifically waive any right they may have to apply or appeal to any court for relief from the preceding sentence or from any decision of the panel made, or any question of law arising, before the final decision or award; and the Parties shall not dispute nor question the validity of such award before any regulator or other authority in any jurisdiction where enforcement action is taken by the Party or Parties in whose favor the award was rendered. If any decision by the panel is vacated for any reason, the Parties shall submit that Dispute to a new arbitration in accordance with this Section 5.

     (m) Each Party shall pay one-half of the arbitrators' fees and expenses, and shall bear all of its own expenses in connection with the arbitration. The panel has the authority, however, to award recovery of all costs and fees (including attorneys' fees, administrative fees and the panel's fees and expenses) to the prevailing Party in the arbitration.

6.   RECOURSE TO COURTS.

Nothing in this Schedule limits the right of either Party to apply to a court or other tribunal having jurisdiction to:

     (a) enforce this Schedule, including the agreement to arbitrate in this Schedule;

     (b) seek provisional or temporary injunctive relief, in response to an actual or impending breach of the Agreement or otherwise so as to avoid irreparable damage or maintain the status quo, until a final arbitration decision or award is rendered or the Dispute is otherwise resolved; or

     (c) challenge or vacate any final arbitration decision or award that does not comport with Section 5 of this Schedule.

7.   SUBMISSION TO JURISDICTION.

Each Party irrevocably submits to the jurisdiction of the federal courts of the United States and the state courts of Texas located in Fort Worth. Each Party waives any defense or challenge to that jurisdiction based on lack of personal jurisdiction, improper venue, or inconvenience of forum.

8.   CONFIDENTIALITY.

The proceedings of all negotiations, mediations, and arbitrations shall be privately conducted. The Parties shall keep confidential all conduct, negotiations, documents, decisions, and awards in connection with those proceedings under this Schedule.

9.   EXCLUSIVE REMEDY.

Other than those matters involving injunctive or other extraordinary relief or any action necessary to enforce the award of the arbitrator, the Parties agree that the provisions of this Schedule are a complete defense to any suit, action or other proceeding instituted in any court or before any administrative tribunal with respect to any Dispute.

10.  OTHER.

     (a)  U.N. CONVENTION.

     The enforcement of any arbitral award will be in accordance with and governed by the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards.

     (b)  LANGUAGE.

     Negotiations, mediations and arbitrations will be conducted in the English language.